Exhibit 10.1
AMENDED AND RESTATED
TOYS “R” US HOLDINGS, INC.
2005 MANAGEMENT EQUITY PLAN
ARTICLE I
ESTABLISHMENT AND PURPOSE; ADMINISTRATION
     1.1 Establishment; Prior Plan. On July 21, 2005, the board of directors (the “Board”) of Toys “R” Us Holdings, Inc., a Delaware corporation (the “Company”) adopted and established a stock incentive plan known as the “Toys “R” Us Holdings, Inc. 2005 Management Equity Plan” (the “Initial Plan”). On February 6, 2006, the Board adopted Amendment No. 1 to the Initial Plan (the “First Amendment”) and on June 28, 2006 the Board adopted Amendment No. 2 to the Initial Plan (the “Second Amendment” and together with the Initial Plan and the First Amendment, the “Original Plan”). Effective as of August 3, 2007, and in connection with the adoption and approval of Amendment No. 1 to the Company’s Amended and Restated Certificate of Incorporation (the “COI Amendment”), the Board has adopted this “Amended and Restated Toys “R” Us Holdings, Inc. 2005 Management Equity Plan” (the “Plan”), which such Plan amends and restates in its entirety the provisions of the Original Plan.
     1.2 Purpose. The Plan is intended to promote the long-term growth and profitability of the Company and its Subsidiaries by providing those persons who are or will be involved in the Company’s and its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries. Under the Plan, the Company may make Awards (as defined in Section 3.1 below) to such present and future officers, directors, employees, consultants, and advisors of the Company or its Subsidiaries as may be selected in the sole discretion of the Board (collectively, “Participants”).
     1.3 Administration. The Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of this Plan, including, but not limited to the full power and authority (a) to interpret the terms of this Plan, the terms of any Awards made under this Plan, and the rules and procedures established by the Board governing any such Awards, (b) to determine the rights of any person under this Plan, or the meaning of requirements imposed by the terms of this Plan or any rule or procedure established by the Board, (c) to select Participants for Awards under the Plan, (d) to set the purchase price for sales, if any, of Restricted Stock, (e) to set the exercise price of any Options or Rollover Options granted under the Plan, (f) to establish performance and vesting standards, (g) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (h) to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (i) to correct any defect or omission or reconcile any inconsistency in the Plan, and (j) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code or other applicable law. Each action of the Board shall be binding on all persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to any duly authorized committee of the Board or any other persons as it deems appropriate.

ARTICLE II
DEFINITIONS
     As used in this Plan, the following terms shall have the meanings set forth below:
     “Affiliate” of a Person means any other person, entity, or investment fund controlling, controlled by, or under common control with such Person and, in the case of a Person which is a partnership, any partner of such Person.
     “Aggregate Spread” of any option (including any Option or Rollover Option) as of any particular date means the Fair Market Value of the securities for which such option is exercisable, minus the aggregate exercise price payable by the holder of such option in order to acquire such securities.
     “Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to an Award. All Award Agreements shall be deemed to include all of the terms and conditions of the Plan, except to the extent otherwise set forth in an Award Agreement and approved by the Board.
     “Award Stock” with respect to a Participant, means any Common Stock issued to such Participant upon exercise of any Options or Rollover Options granted hereunder and any Common Stock issued to such Participant as Restricted Stock. For all purposes of this Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) other than a Participant (except for the Company and purchasers pursuant to a Public Sale), and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock will also include shares of the Company’s capital stock issued with respect to shares of Award Stock by way of a stock split, stock dividend or other recapitalization.
     “Cause” means, for any Participant, the meaning given to such term in an employment or other similar agreement entered into by such Participant on or after the Effective Date and approved by the Board, or in the absence of such an agreement it shall mean with respect to such Participant any of the following, as determined by the Board, (i) the willful failure of such Participant to perform any portion of his or her duties, (ii) willful misconduct by such Participant which is or is likely to be injurious to the Company or any of its Subsidiaries, monetarily or otherwise, (iii) such Participant’s conviction of a felony (including a plea of nolo contendere), (iv) such Participant’s negligent performance of his or her duties, (v) any material breach by such Participant of the terms of this Plan, an Award Agreement, or any other agreement with the Company or any of its Subsidiaries to which such Participant is a party, or (vi) a violation of the Toys “R” Us Code of Ethical Standards and Business Practices and Conduct Agreement or any other serious violation of any written policy of the Company or any of its Subsidiaries.
     “Change in Control” means (i) prior to an Initial Public Offering, any transaction or series of related transactions which result in the Sponsors ceasing collectively to own shares of Common Stock which represent at least 50% of the total voting power or economic interest in the Company, (ii) at any time, any transaction or series of related transactions which result in an Independent Third Party acquiring shares of Common Stock which represent more than 50% of the total voting power or economic interest in the Company, and (iii) at any time, a sale or disposition of all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; provided that, in the case of clauses (i) and (ii) above, such transactions shall only constitute a Change in Control if they result in the Sponsors ceasing to have the power (whether by ownership of voting securities, contractual right, or otherwise) collectively to elect a majority of the Board.
     “Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.
     “Common Stock” means the Company’s Common Stock, par value $.01 per share, or, in the event that the outstanding shares of Common Stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company, such other stock or securities.
     “Competing Business” means, with respect to any Participant at any time, any Person engaged wholly or in part (directly or through one or more Subsidiaries) in the retail sale or retail distribution (via stores, mail order, e-commerce, or similar means) of Competing Products, if more than one-third (1/3) of such Person’s gross sales for the twelve (12) month period preceding such time (or with respect to the period after such Participant’s Termination Date, as of such Termination Date) are generated by engaging in such sale or distribution of Competing Products. Without limiting the foregoing, Competing Businesses shall in any event include Wal-Mart, K-Mart, Target, Amazon, Zellers, Sears, Right Start, Zany Brainy, FAO Schwartz, Buy Buy Baby, e-toys, KB Toys, Mattel, Hasbro, Lego, Bandai, Playmobil, Ravensburger, Evenflo, Graco/Little Tikes, Chicco, Cosco, Maclaren, Britax, Woolworths, Argos, Tesco, Asda, Mothercare, Carrefour, Auchan, Leclerc, La Grande Recre, Karstadt, Real, Kaufhof, Mueller, El Corte Ingles, Loblaws, or any of their respective Subsidiaries.
     “Competing Products” means, with respect to any Participant at any time, (i) toys and games, (ii) video games, computer software for children, and electronic toys or games, (iii) juvenile or baby: products, apparel, equipment, furniture, or consumables, (iv) wheeled goods for children, and (v) any other product or group of related products that represents more than twenty (20) percent of the gross sales of the Company and its Subsidiaries for the twelve (12) month period preceding such time (or with respect to the period after such Participant’s Termination Date, as of such Termination Date).
     “Disability” means, for any Participant, the meaning given to such term in an employment or other similar agreement entered into by such Participant on or after the Effective Date and approved by the Board, or in the absence of such an agreement it shall mean such Participant’s eligibility to receive disability benefits under the Company’s or its Subsidiaries’ long-term disability plan or the inability of such Participant, as determined by the Board, to perform the essential functions of his or her regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six consecutive months.
     “Effective Date” means July 21, 2005.

     “Fair Market Value” of a share of Award Stock (or any other security) means the fair market value of a share of Award Stock (or such other security, as applicable) as determined in good faith by the Board, and such determination shall be binding and conclusive on the Company, the Participants, and all other Persons interested in this Plan.
     “Independent Third Party” means any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) who, immediately prior to the contemplated transaction or series of related transactions, does not own in excess of 5% of the Company’s Common Stock on a fully-diluted basis, who is not an Affiliate of any such 5% owner of the Company’s Common Stock and who is not the spouse or descendent (by birth or adoption) of any such 5% owner of the Company’s Common Stock.
     “Initial Public Offering” means an initial public offering, after the Effective Date, of the Company’s Common Stock pursuant to an offering registered under the Securities Act, other than any such offerings which are registered on Forms S-4 or S-8 under the Securities Act.
     “Non-Competition Period” for a Participant means (i) in the case of termination by the Company with Cause, the period of such Participant’s employment plus one (1) year after such Participant’s Termination Date, (ii) in the case of resignation for any reason other than Retirement, the period of such Participant’s employment, (iii) in the case of resignation for Retirement, the period of such Participant’s employment plus one (1) year after such Participant’s Termination Date, and (iv) otherwise, the period of such Participant’s employment plus the length of time, if any, for which the Participant receives (or is eligible to receive, where Participant declines or otherwise takes action to reject) in connection with such Participant’s termination severance benefits or other similar payments from the Company or its Subsidiaries pursuant to an agreement with such Participant, the severance policies of the Company and its Subsidiaries then in effect, at the Company’s or any of its Subsidiaries’ election, or otherwise (or the length of time in terms of compensation used to determine the amount of such Participant’s severance benefits in the event such severance benefits are payable in a lump sum or on a schedule different than such length of time). In no event shall any amount received by a Participant pursuant to Articles IX or X of the Plan constitute severance or other similar payments for purposes of this definition.
     “Original Value” (a) for each share of Award Stock which is originally issued as Restricted Stock will be equal to the purchase price paid, if any, by the Participant for such share of Award Stock, (b) for each share of Award Stock which is originally issued upon exercise of any Options will be equal to the exercise price paid by the Participant for such share of Award Stock, and (c) for each share of Award Stock which is originally issued upon exercise of any Rollover Options will be equal to the Fair Market Value of such share of Award Stock on the date on which such Rollover Option is originally issued, and in each case as proportionally adjusted for all stock splits, stock dividends, and other recapitalizations affecting the Award Stock subsequent to the Effective Date.
     “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a government or any branch, department, agency, political subdivision or official thereof.

     “Permitted Transferee” with respect to any Participant means such Participant’s spouse and descendants (whether or not adopted) and any trust, family limited partnership or limited liability company that is and remains at all times solely for the benefit of such Participant and/or such Participant’s spouse and/or descendants, in each case which transferee has executed and delivered to the Company the documents required under Section 6.6(b) or 7.3(b), as applicable.
     “Public Sale” means any sale pursuant to a registered public offering under the Securities Act or any sale to the public through a broker, dealer or market maker pursuant to Rule 144 promulgated under the Securities Act.
     “Retirement” means, for any Participant, the meaning given to such term in an employment or other similar agreement entered into by such Participant on or after the Effective Date and approved by the Board, or in the absence of such an agreement it shall mean voluntary resignation by such Participant at or after the age of sixty-two (62) following continuous employment by the Company and its Subsidiaries for a period of at least ten (10) years.
     “Securities Act” means the Securities Act of 1933, as amended from time to time.
     “Sponsor Inflows” means, without duplication, as of any measurement date, all cash payments (excluding management fees and expense reimbursements) received by the Sponsors with respect to or in exchange for equity securities (including securities which are convertible into equity securities) of the Company (whether such payments are received from the Company or any third party) from the Effective Date through such measurement date. If such measurement date is the date of consummation of a Change in Control, any equity securities (including securities which are convertible into equity securities) held by the Sponsors and not transferred in such Change in Control will be deemed to have been sold on such measurement date for the price per share for such equity securities implied by the Change in Control. After consummation of an Initial Public Offering, if the measurement date is not the date of a consummation of a Change in Control, any equity securities (including securities which are convertible into equity securities) held by the Sponsors will be deemed to have been sold for a price per share equal to the weighted average (by dollar volume) of the closing trading price for each of the 90 consecutive trading days ending on such measurement date, and for purposes of calculating the Sponsor IRR such sale will be deemed to occur on the first day of such 90 trading day period.
     “Sponsor IRR” as of any measurement date, means the annual interest rate (compounded annually) which, when used to calculate the net present value of all Sponsor Inflows and all Sponsor Outflows, causes such net present value amount to equal zero. The Sponsor IRR shall be determined in good faith by the Board.
     “Sponsor Outflows” means, without duplication, as of any measurement date, all cash payments made by the Sponsors (on a cumulative basis) with respect to or in exchange for equity securities (including securities which are convertible into equity securities) of the Company (whether such payments are made to the Company or any third party) from the Effective Date until such measurement date.

     “Sponsors” means, collectively, Bain Capital Partners LLC, Toybox Holdings, LLC, and Vornado Truck, LLC, in each case together with their respective Affiliates.
     “Stockholders Agreement” means the Management Stockholders Addendum, which is attached hereto as Exhibit A.
     “Subsidiary” means any corporation, partnership, limited liability company, or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.
     “Termination Date” means the earliest date on which a Participant is no longer employed by the Company or any of its Subsidiaries for any reason. For the avoidance of doubt, a Participant’s Termination Date shall be considered to be the last date of his actual and active employment with the Company or one of its Subsidiaries, whether such day is selected by agreement with the Participant or unilaterally by the Company or such Subsidiary and whether advance notice is or is not given to the Participant; no period of notice that is or ought to have been given under applicable law in respect of the termination of employment will be taken into account in determining entitlement under the Plan. Furthermore, a Participant who goes on a leave of absence approved by the Company or one of its Subsidiaries shall not be deemed to have ceased their employment with the Company or its Subsidiaries during the period of such approved leave; provided that, the time vesting of such Participant’s Options under Section 4.2 shall be suspended during the period of such leave, except to the extent required by applicable law.
     “Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary or involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest.
ARTICLE III
AWARDS AND ELIGIBILITY
     3.1 Awards. Awards under the Plan may be granted in any one or all of the following three forms: (i) non-qualified stock options (“Options”), as described in Article IV of the Plan, (ii) non-qualified stock options issued in exchange for options of Subsidiaries of the Company which a Participant may have been granted prior to the Effective Date (“Rollover Options”), as described in Article V of the Plan, and (iii) shares of Common Stock which are subject to certain restrictions (“Restricted Stock” and together with Options and Rollover Options, “Awards”), as described in Article VII of the Plan. For the avoidance of doubt, no Option or Rollover Option shall be an incentive stock option within the meaning of Section 422(a) of the Code or any successor provision. Each grant of Options, Rollover Options, or Restricted Stock shall be evidenced by a written Award Agreement containing such restrictions, terms, and conditions, if any, as the Board may require; provided that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern.
     3.2 Maximum Shares Available. The Board may authorize Awards consisting of Rollover Options or Restricted Stock in such numbers of shares as it may determine from time to time. An aggregate of no more than 3,889,000 shares of Common Stock shall be reserved for issuance with respect to Options. All Awards shall be subject to adjustment by the Board as follows. In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or other change in the Common Stock, the Board shall make such changes in the number and type of shares of Common Stock covered by outstanding Awards and the terms thereof as the Board determines in its sole discretion are necessary to prevent dilution or enlargement of rights of Participants under the Plan. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Awards, the prices specified therein, and the securities or other property to be received upon exercise (which may include providing for cash payment (or no consideration) in exchange for cancellation of outstanding Options or Rollover Options). If any Options or Rollover Options expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment thereunder, the shares with respect to which such Options or Rollover Options were granted shall again be available under this Plan, subject to the foregoing maximum amounts. Similarly, if any shares of Common Stock issued hereunder, either as Restricted Stock or upon exercise of Options or Rollover Options, are repurchased hereunder, such shares shall again be available under this Plan for reissuance, subject to the foregoing maximum amounts. Shares of Common Stock to be issued upon exercise of Options or Rollover Options or shares of Common Stock to be issued as Restricted Stock hereunder may be either authorized and unissued shares, treasury shares, or a combination thereof, as the Board shall determine.
     3.3 Eligibility. The Board may, from time to time, select the Participants who shall be eligible to participate in the Plan and the Awards to be made to each such Participant. The Board may consider any factors it deems relevant in selecting Participants and in making Awards to such Participants. The Board’s determinations under the Plan (including without limitation determinations of which persons are to receive Awards and in what amount) need not be uniform and may be made by it selectively among persons who are eligible to receive Awards under the Plan.
     3.4 No Right to Continued Employment. Nothing in this Plan or (in the absence of an express provision to the contrary) in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment at any time for any reason or to continue such Participant’s present (or any other) rate of compensation.
     3.5 Return of Prior Awards. The Board shall have the right, at its discretion, to require Participants to return to the Company Awards previously granted to them under the Plan in exchange for new Awards; provided that, no Participant shall be required, without such Participant’s prior written consent, to return any Award if the new Award is to be made on terms less favorable to such Participant than the Award to be returned. Subject to the provisions of the Plan, such new Awards shall be upon such terms and conditions as are specified by the Board at the time the new Awards are made.

     3.6 Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to Participants and is intended to qualify for an exemption from the registration requirements (i) under the Securities Act, as amended, pursuant to Rule 701 of the Securities Act, and (ii) under applicable state securities laws.
ARTICLE IV
OPTIONS
     4.1 Options. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Options in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Board. Options granted under this Plan shall be in the form described in this Article IV, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board. Except as otherwise set forth in an Award Agreement, Options shall be subject to all of the terms and conditions contained in this Plan.
     4.2 Vesting of Options. Unless otherwise set forth in an Award Agreement, all Options shall be subject to vesting in accordance the provisions of this Section 4.2. Options shall be exercisable only to the extent that they are vested. In addition to the other requirements set forth in this Section 4.2, Options shall vest only so long as a Participant remains employed by the Company or one of its Subsidiaries. Unless otherwise set forth in an Award Agreement, all Awards of Options shall be divided into three equal portions, with each such portion exercisable for one-third of the number of shares of Common Stock for which such Options are exercisable, and such portions shall be referred to hereunder as “Tranche I Options”, “Tranche II Options”, and “Tranche III Options”.
          (a) Tranche I Vesting. The Tranche I Options will be subject to time vesting and will time vest on each date set forth below with respect to the cumulative percentage of shares of Common Stock issuable upon each of the Tranche I Options set forth opposite such date if the respective Participant is, and has been, continuously employed by the Company or any of its Subsidiaries from the date of award through such date:

Cumulative Percentage
Date	of Shares Vested

2nd anniversary of date of grant	40%
3rd anniversary of date of grant	60%
4th anniversary of date of grant	80%
5th anniversary of date of grant	100%

Notwithstanding the foregoing, all Tranche I Options shall be considered 100% vested upon consummation of a Change in Control.
          (b) Tranche II Vesting. The Tranche II Options shall be subject to time and performance vesting, and will only be deemed fully vested when they have both time vested and performance vested in accordance with the terms hereof. The Tranche II Options will time vest in the same manner as the Tranche I Options. The Tranche II Options will performance vest upon the earlier to occur of:
               (i) a Change in Control in which both (A) the Sponsor IRR on consummation of the Change in Control is equal to or greater than 15%, and (B) the Sponsor Inflows prior to and in connection with such Change in Control are at least two (2) times the Sponsor Outflows prior to such Change in Control; or
               (ii) any day on which both (A) the Sponsor IRR measured as of such measurement date is equal to or greater than 15%, and (B) the Sponsor Inflows through such date are at least two (2) times the Sponsor Outflows through such measurement date.
          (c) Tranche III Vesting. The Tranche III Options shall be subject to time and performance vesting, and will only be deemed fully vested when they have both time vested and performance vested in accordance with the terms hereof. The Tranche III Options will time vest in the same manner as the Tranche I Options. The Tranche III Options will performance vest upon the earlier to occur of:
               (i) a Change in Control in which both (A) the Sponsor IRR on consummation of the Change in Control is equal to or greater than 20%, and (B) the Sponsor Inflows prior to and in connection with such Change in Control are at least three (3) times the Sponsor Outflows prior to such Change in Control; or
               (ii) any day on which both (A) the Sponsor IRR measured as of such measurement date is equal to or greater than 20%, and (B) the Sponsor Inflows through such date are at least three (3) times the Sponsor Outflows through such measurement date.
          (d) Eight Year Limit. Notwithstanding the provisions of clauses (b) and (c) above, all Tranche II Options and Tranche III Options shall vest in full on the date which is eight (8) years after the date on which such options were first granted, so long as a Participant remains employed by the Company or any of its Subsidiaries from the date of award through such date.
ARTICLE V
ROLLOVER OPTIONS
     5.1 Rollover Options. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of this Plan, Rollover Options in such quantity, at such price, on such terms and subject to such conditions that are consistent with this Plan and established by the Board. Rollover Options granted under this Plan shall be in the form described in this Article V, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board. Except as otherwise set forth in an Award Agreement, Rollover Options shall be subject to all of the terms and conditions contained in this Plan.

     5.2 Issuance for Cancellation of Other Awards. Rollover Options shall only be issued as consideration for the agreement of Participants to cancel or forgo options issued by Subsidiaries of the Company to Participants prior to the Effective Date. All Rollover Options shall have an Aggregate Spread equal, on the day of grant, to the Aggregate Spread of the options cancelled or foregone in exchange for such Rollover Options.
     5.3 Vesting of Rollover Options. All Rollover Options shall be exercisable in full on the date on which they are granted to a Participant.
ARTICLE VI
GENERAL OPTION PROVISIONS
     6.1 Normal Expiration. All Options granted under this Plan shall expire at the close of business on the tenth anniversary of the date of grant to the Participant holding such Options, subject to earlier expiration as provided in this Article VI. All Rollover Options granted under this Plan shall expire at the date that is specified in the Award Agreement applicable to such Rollover Options.
     6.2 Exercise on Termination. If a Participant ceases to be employed by the Company and its Subsidiaries for any reason, then the portion of such Participant’s Options that have not fully vested as of the Termination Date shall expire at such time. In addition, upon consummation of a Change in Control, all unvested Tranche II Options and Tranche III Options shall expire at the time of such consummation if they do not otherwise vest in connection with such Change in Control in accordance with the provisions of Section 4.2. Unless otherwise set forth in an Award Agreement, the portion of a Participant’s Options that have fully vested as of such Participant’s Termination Date shall expire (i) 30 days after the Termination Date if a Participant is terminated without Cause or if a Participant resigns for any reason (including Retirement), (ii) 90 days after the Termination Date if a Participant is terminated due to Disability, (iii) 180 days after the Termination Date if a Participant is terminated due to death, and (iv) immediately upon termination if a Participant is terminated with Cause. All of a Participant’s Rollover Options shall expire at the end of their stated term, notwithstanding any termination of a Participant’s employment.
     6.3 Procedure for Exercise. At any time after all or any portion of a Participant’s Options or Rollover Options have become vested and prior to their expiration, a Participant may exercise all or any specified portion of such vested Options or Rollover Options by delivering written notice of exercise specifically identifying the particular Options or Rollover Options (including whether Options are Tranche I, II, or III Options or are Rollover Options) to the Company (an “Exercise Notice”), together with a written acknowledgment that such Participant has read and has been afforded an opportunity to ask questions of management of the Company regarding all financial and other information provided to such Participant regarding the Company. Payment by Participants in connection with any exercise (a) shall be made by delivery of a cashier’s, certified check or wire transfer in the amount equal to the product of the exercise price multiplied by the number of Award Shares to be acquired, plus the amount of any additional federal and state income taxes or any income taxes or employee’s social security contributions arising in any jurisdiction outside the United States required to be withheld (or accounted for to appropriate revenue authorities by the Participant’s employer) by reason of the exercise of the Options or Rollover Options (which such amount shall be calculated by the Company and provided to Participants promptly following delivery of an Exercise Notice, and which shall be subject to later adjustment by the Company (with a corresponding payment by or refund to Participant) in the event that any such adjustment is required), and (b) shall be due in full from the Participant either (i) at the same time as delivery of the Exercise Notice (with the portion representing taxes or contributions due within two (2) days of the date on which the Company informs the Participant of the amount of such items pursuant to the provisions of this section) or (ii) in the event the Participant is at the time of exercise not employed by the Company or any of its Subsidiaries, then upon the first to occur of (A) the date of closing of any repurchase of Award Stock issuable in connection with such exercise in accordance with the provisions of Section 9.8, (B) the Company’s delivery of notice that neither it nor the Sponsors will exercise their Repurchase Option with respect to the Award Stock issuable in connection with such exercise, and (C) the expiration of the Repurchase Option (in accordance with the provisions of Section 9.6) applicable to the Award Stock issuable in connection with such exercise. For United States federal income tax purposes, the Company intends to treat Options and Rollover Options as exercised at the time the Company issues the applicable Award Stock to the Participant. At the discretion of the Board, which discretion shall be exercised (among other considerations) in a manner intended (as determined in good faith by the Board) to cause a Participant’s options not to be treated as deferred compensation within the meaning of Code Section 409A, a Participant may be permitted to acquire Award Stock upon the exercise of Options or Rollover Options without payment in cash therefor pursuant to a cashless exercise of such Options or Rollover Options. Such cashless exercise shall be effectuated by the Company delivering shares of Common Stock to the Participant with a Fair Market Value equal to (a) the Fair Market Value of all shares issuable upon exercise of such Options or Rollover Options, minus (b) the aggregate exercise price of all shares issuable upon exercise of such Options or Rollover Options (together with the amount of any income taxes or employee’s social security contributions arising in respect of such cashless exercise).
     6.4 Representations on Exercise. In connection with any exercise of Options or Rollover Options and the issuance of Award Stock thereunder (other than pursuant to an effective registration statement under the 1933 Act), Participant shall by the act of delivering the Exercise Notice (and without any further action on the part of the Participant) represent and warrant to the Company that as of the time of such exercise:
          (a) The Award Stock to be acquired by Participant upon exercise shall be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Award Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.
          (b) Participant is or was an employee of the Company or one of its Subsidiaries, is sophisticated in financial matters, and is able to evaluate the risks and benefits of the investment in the Award Stock.

          (c) Participant is able to bear the economic risks of his investment in the Award Stock for an indefinite period of time and is aware that transfer of the Award Stock may not be possible because (A) such transfer is subject to contractual restrictions on transfer set forth herein and in the Stockholders Agreement and (B) the Award Stock has not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.
          (d) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Award Stock issued upon exercise and has had full access to such other information concerning the Company as Participant has requested.
In connection with any exercise of Options or Rollover Options, Participant shall make such additional customary investment representations as the Company may require and Participant shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request. In addition, in connection with any exercise of Options or Rollover Options, Participant shall make an election under Section 83(b) of the Code, in the form prescribed by the Board.
     6.5 [Reserved].
     6.6 Non-Transferability.
          (a) All Options and Rollover Options are personal to a Participant and are not Transferable by such Participant, other than by will or pursuant to applicable laws of descent and distribution. Only a Participant, his estate or personal representatives or heirs, or any Permitted Transferee are entitled to exercise Options or Rollover Options. All Award Stock issued pursuant to the exercise of any Option or Rollover Option shall not be Transferable (other than pursuant to Article IX or X below, or as otherwise permitted pursuant to the terms of the Stockholders Agreement) by the Participant or Permitted Transferee who exercised such option and purchased such Award Stock (or any subsequent transferee) until the occurrence of a Change in Control. Any attempted Transfer of Options, Rollover Options, or Award Stock issued upon exercise thereof which is not specifically permitted under the Plan shall be null and void.
          (b) Notwithstanding the provisions of Section 6.6(a) above, Options, Rollover Options, and Award Stock issued pursuant to the exercise of any Option or Rollover Option shall be Transferable by a Participant to any of such Participant’s Permitted Transferees; provided that, in no event shall any Participant be allowed, without the prior consent of the Board, to Transfer Options or Rollover Options pursuant to this Section 6.6(b) more than once, nor to more than one (1) of such Participant’s Permitted Transferees, and in such case such Permitted Transferee shall thereafter not be allowed, without the prior consent of the Board, to Transfer any of the Options or Rollover Options Transferred to such Permitted Transferee pursuant to this Section 6.6(b). As part of any such Transfer, the Permitted Transferee shall execute such documents as the Company may reasonably require, which documents shall provide that the Permitted Transferee (i) remains bound by the Plan and the applicable Award Agreement in the same manner as the Participant, and (ii) is bound by all of the terms and conditions of the Stockholders Agreement.

          (c) No Participant shall make any Transfer prohibited by this Section 6.6 either directly or indirectly. Without limiting the generality of the foregoing, no Participant shall make one or more transfers to one or more Permitted Transferees and then dispose of all or any portion of such Participant’s interest in any such Permitted Transferee. Any Transfer or attempted Transfer in violation of this clause (c) shall be null and void.
          (d) Any Award Stock issued upon exercise of any Options or Rollover Options will be subject to the provisions of Sections 7.4 and 7.5 in the same manner as Restricted Stock is subject to such provisions.
     6.7 Rights as a Stockholder. A Participant holding Options or Rollover Options shall have no rights as a stockholder with respect to any shares of Award Stock issuable upon exercise thereof until the date on which a stock certificate is issued to such Participant representing such Award Stock. The Company shall issue Award Stock to Participants no later than twenty (20) days following receipt by the Company of all exercise payments required to be made by a Participant in connection therewith; provided that, such time period shall be reduced to two (2) days during the thirty (30) days following any notice given by the Company pursuant to Section 6.8 of the Plan. Except as otherwise expressly provided in the Plan or in any Award Agreement, no adjustment shall be made for cash dividends or other rights for which the record date is prior to the date such stock certificate is issued.
     6.8 Notice of Dividends. The Board shall provide notice to all Participants who hold vested Options or Rollover Options in the event that it intends to declare any dividend or distribution in respect of shares of Common Stock. Such notice shall be provided not less than ten (10) days prior to the record date of such dividend or distribution, and shall describe in reasonable detail the approximate amounts anticipated to be distributed in respect of the Common Stock.
ARTICLE VII
RESTRICTED STOCK
     7.1 Restricted Stock. The Board shall have the right and power, at any time prior to the termination of this Plan, to sell to any Participant for purchase prices equal to Fair Market Value, or to grant to any Participant without consideration as an incentive for future services, Restricted Stock in such quantity, on such terms, and subject to such conditions that are consistent with this Plan and established by the Board. Restricted Stock sold or granted under this Plan shall be in the form described in this Article VII, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board. Except as otherwise set forth in an Award Agreement, Restricted Stock shall be subject to all of the terms and conditions contained in this Plan. The consideration for any such sale shall be cash, unless otherwise determined by the Board. In the case of a sale of Restricted Stock under the Plan, a Participant may elect to purchase any or all of the Restricted Stock awarded to him or her by the Board through one or more entities (but not natural persons) that would constitute a Permitted

Transferee as such term is defined in the Plan, which entity shall be bound by all of the terms of this Plan, any Award Agreement, and the Stockholders Agreement in the same manner as any other Permitted Transferee hereunder. In the case of a grant of Restricted Stock under the Plan without consideration, the grant shall be made solely to the Participant.
     7.2 Representations on Acquisition. In connection with any acquisition of Restricted Stock (other than pursuant to an effective registration statement under the 1933 Act), Participant shall, by his or her acceptance of such Restricted Stock (and without any further action on the part of the Participant), represent and warrant to the Company that as of the time of such acquisition:
          (a) The Restricted Stock to be acquired by Participant shall be acquired for Participant’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and the Restricted Stock shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.
          (b) Participant is an employee of the Company or one of its Subsidiaries, is sophisticated in financial matters, and is able to evaluate the risks and benefits of the investment in the Restricted Stock.
          (c) Participant is able to bear the economic risks of his investment in the Restricted Stock for an indefinite period of time and is aware that transfer of the Restricted Stock may not be possible because (A) such transfer is subject to contractual restrictions on transfer set forth herein and in the Stockholders Agreement and (B) the Restricted Stock has not been registered under the Securities Act or any applicable state securities laws and, therefore, cannot be sold unless subsequently registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.
          (d) Participant has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Restricted Stock and has had full access to such other information concerning the Company as Participant has requested.
In connection with any acquisition of Restricted Stock, Participant shall make such additional customary investment representations as the Company may require and Participant shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request. In addition, in connection with any acquisition of Restricted Stock that is purchased from the Company, Participant shall make an election under Section 83(b) of the Code, in the form prescribed by the Board. A Participant may, but is not required to, make such an election in the case of Restricted Stock granted for no consideration.
     7.3 Restrictions on Transfer.
          (a) All Restricted Stock shall not be Transferable (other than pursuant to Article IX or X below, or as otherwise permitted pursuant to the terms of the Stockholders Agreement) by the Participant holding such Restricted Stock until the occurrence of a Change in Control or such later time as may set forth in the applicable Award Agreement. Any attempted Transfer of Restricted Stock which is not specifically permitted under the Plan shall be null and void.

          (b) Notwithstanding the provisions of Section 7.3(a) above, Restricted Stock for which an election under Section 83(b) of the Code has been timely filed shall be Transferable by a Participant to any of the Participant’s Permitted Transferees. As part of any such Transfer, the Permitted Transferee shall execute such documents as the Company may reasonably require, which such documents shall provide that the Permitted Transferee (i) remains bound by the Plan and the applicable Award Agreement in the same manner as the Participant, and (ii) is bound by all of the terms and conditions of the Stockholders Agreement.
          (c) No Participant shall make any Transfer prohibited by this Section 7.3 either directly or indirectly. Without limiting the generality of the foregoing, no Participant shall make one or more transfers to one or more Permitted Transferees and then dispose of all or any portion of such Participant’s interest in any such Permitted Transferee. In addition, in the event that a Participant acquires Restricted Stock through one or more entities that would otherwise constitute Permitted Transferees, then such Participant shall not dispose of all or any portion of such Participant’s interest in any such Permitted Transferee. Any Transfer or attempted Transfer in violation of this clause (c) shall be null and void.
     7.4 Restricted Stock Certificates. The Company shall issue, in the name of each Participant to whom Restricted Stock has been granted or sold, stock certificates representing the total number of shares of Award Stock granted or sold to such Participant, as soon as reasonably practicable after such grant or sale. The Company shall hold such certificates for the Participant’s benefit until such Restricted Stock becomes freely Transferable, at which time the Company shall deliver such certificates (free of all such Transferability restrictions) to the Participant.
     7.5 Rights of a Participant. Unless the Board determines otherwise, any Participant who holds Restricted Stock shall have the right to receive dividends and distributions, if any are declared, with respect to such Restricted Stock. Any shares of Company Stock received by a Participant as a result of any such dividends or distributions shall be considered Restricted Stock and shall be subject to all of the restrictions contained in the Plan.
ARTICLE VIII
JOINDERS
     8.1 Stockholders Agreement. Exercise of any Options or Rollover Options, or purchase of or acceptance of any Restricted Stock, shall constitute agreement by the Participant making such exercise or purchasing or receiving such Restricted Stock, to be bound by all of the terms and conditions of the Stockholders Agreement with respect to the Award Stock, or any other Company capital stock, issuable to or held by such Participant. All of the terms of the Stockholders Agreement are incorporated herein by reference.

ARTICLE IX
REPURCHASE OF SHARES
     9.1 Repurchase Option. In order to provide a market for Award Stock, in the event that a Participant is no longer employed by the Company or any of its Subsidiaries for any reason, all Award Stock issued or issuable to such Participant (whether as Restricted Stock or upon the exercise of Options or Rollover Options), whether held by such Participant or one or more transferees of such Participant, will be subject to repurchase by the Company and the Sponsors (solely at their option), by delivery of one or more Repurchase Notices (as defined below) within the time periods set forth below, pursuant to the terms and conditions set forth in this Article IX (the “Repurchase Option”), unless otherwise set forth in the Award Agreement between the Company and the Participant. The Repurchase Option shall terminate on the first to occur of a Change in Control or an Initial Public Offering.
     9.2 Termination Other than for Cause or Resignation. Unless otherwise specified in an Award Agreement, if a Participant is no longer employed by the Company or any of its Subsidiaries as a result of any reason other than such Participant’s (a) termination for Cause or (b) resignation for any reason other than Retirement, then on or after the Termination Date (subject to the provisions of Section 10.2) the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the Fair Market Value thereof, in each case as determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 9.6 below). Notwithstanding the foregoing, in the event a Participant resigns due to Retirement and subsequently takes any action described in the first sentence of Section 12.3 at any time within one (1) year after such Participant’s Termination Date, then the purchase price per share shall be the lower of Fair Market Value and Original Value; provided that, in the event a Participant exercises his or her put rights set forth in Section 10.3, the purchase price shall be calculated so that such Participant does not receive, with respect to all shares of Award Stock held by such Participant, an aggregate amount greater than (a) the lower of the Fair Market Value or Original Value of all such shares of Award Stock, minus (b) any amounts paid to the Participant pursuant to Section 10.3.
     9.3 Termination for Cause. Unless otherwise specified in an Award Agreement, if a Participant is no longer employed by the Company or any of its Subsidiaries as a result of such Participant’s termination for Cause, then on or after the Termination Date, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the lower of the Fair Market Value and Original Value thereof, in each case as determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 9.6 below).
     9.4 Resignation. Unless otherwise specified in an Award Agreement if a Participant is no longer employed by the Company or any of its Subsidiaries as a result of such Participant’s resignation (for any reason other than Retirement), then on or after the Termination Date, the Company may elect to purchase all or any portion of the Award Stock issued or issuable to such Participant at a price per share equal to the Fair Market Value thereof, in each case as determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 9.6 below). Notwithstanding the foregoing, in the event a Participant takes any action described in the first sentence of Section 12.3 at any time within one (1) year after such Participant’s Termination Date (as if such period was part of such Participant’s Non-Competition Period), then the purchase price per share shall be the lower of (a) the Fair Market Value, and (b) Original Value, in each case as determined as of a date determined by the Board that is the anticipated date of the Repurchase Closing (as defined in Section 9.6 below).

     9.5 Option Repurchases. In the event the Company and/or the Sponsors, as applicable, exercise the Repurchase Option with respect to any shares of Award Stock issuable upon exercise of any Options or Rollover Options held by a Participant, then such Participant shall be required, promptly following receipt of a Repurchase Notice (as defined below), to exercise such Options and/or Rollover Options and purchase from the Company (in accordance with the provisions of Section 6.3) all shares of Award Stock for which the Company and/or the Sponsors, as applicable, shall have delivered a Repurchase Notice.
     9.6 Repurchase Procedures. Pursuant to the Repurchase Option, the Company may elect to exercise the right to purchase all or any portion of the shares of Award Stock issued to a Participant by delivering written notice or notices (each, a “Repurchase Notice”) to the holder or holders of the such Award Stock at any time and from time to time no later than 120 days after the Termination Date (or 180 days, in the case of the Participant’s Disability, or 270 days, in the case of the Participant’s death, or one year and 10 days, in the case of the Participant’s resignation); provided that such periods may be tolled in accordance with Section 9.9 below; provided further, in the event that Section 10.2 applies to a Participant’s termination, then the period of exercise for the Repurchase Option applicable in such circumstances shall be the later of (a) 120 days after the Participant’s Termination Date, and (b) seven (7) months after the Effective Date. Each Repurchase Notice will specifically identify the shares of Award Stock to be acquired from such holder(s) (including whether such shares are issuable upon exercise of Tranche I, II, or III Options or Rollover Options), the repurchase price of such shares, the aggregate consideration to be paid for such shares and the time and place for the closing of the transaction (each, a “Repurchase Closing”). In the event that the Company elects to purchase a portion of such Award Stock pursuant to the terms of this Section 9.6, if any shares of such Award Stock are held by transferees of such Participant, the Company shall purchase the shares elected to be purchased first from such Participant to the extent of the shares of such Award Stock then held by such Participant and second purchase any remaining shares elected to be purchased from such other holder(s) of Award Stock pro rata according to the number of shares of Award Stock held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share) and the number of shares of each class of Award Stock to be purchased will be allocated among such other holders pro rata according to the total number of shares of Award Stock to be purchased from such persons.
     9.7 Sponsor Rights.
          (a) If for any reason the Company does not elect to purchase all of the Award Stock (issued or issuable to a particular Participant) pursuant to the Repurchase Option pursuant to one or more Repurchase Notices, the Sponsors will be entitled to exercise the Repurchase Option, in the manner set forth in this Section 9.7, for the Award Stock the Company has not elected to purchase (the “Available Shares”). As soon as practicable after the Company has determined that there will be Available Shares, but in any event within 90 days after the Termination Date (or 150 days, in the case of the Participant’s Disability, or 240 days, in the case of the Participant’s death), the Company shall give written notice (each, an “Option Notice”) to the Sponsors setting forth the number of Available Shares and the price for each Available Share as determined pursuant to the provisions of this Article IX.

          (b) The Sponsors may elect to purchase any number of Available Shares by delivering written notice (an “Election Notice”) to the Company within 20 days after receipt of the Option Notice from the Company. If the Sponsors elect to purchase an aggregate number of shares greater than the number of Available Shares, each class of Available Shares shall be allocated among the Sponsors based upon the number of shares of Common Stock owned by each Sponsor on a fully-diluted basis.
          (c) As soon as practicable, and in any event within ten days after the expiration of the 20-day period set forth above, the Company shall notify the holder(s) of Award Stock as to the number of shares being purchased from such holder(s) by the Sponsors (each, a “Supplemental Repurchase Notice”). At the time the Company delivers a Supplemental Repurchase Notice to the holder(s) of Award Stock, the Company shall also deliver written notice to each electing Sponsor setting forth the number of shares that the Company and each Sponsor will acquire, the aggregate purchase price and the time and place of the closing of the transaction.
     9.8 Closing of Repurchase. The closing of the transactions contemplated by this Article IX will take place on the date designated by the Company in the applicable Repurchase Notice or Supplemental Repurchase Notice, as the case may be, which date will not be more than 60 days after the delivery of such notice. The Company and/or the Sponsors, as the case may be, will pay for the Award Stock to be purchased pursuant to the Repurchase Option by delivery of a check payable to the holder(s) of Award Stock or a wire transfer of immediately available funds. In addition, the Company may pay the repurchase price for such Award Stock by offsetting such amounts against any bona fide debts owed by Participant to the Company or any of its Subsidiaries. The Company and/or the Sponsors as the case may be, will receive customary representations and warranties from each seller regarding the sale of Award Stock including, but not limited to, the representation that such seller has good and marketable title to the Award Stock to be Transferred free and clear of all liens, claims and other encumbrances, and will be entitled to require all sellers’ signatures be guaranteed by a national bank or reputable securities broker. In the event that a repurchase is to take place at a price equal to Fair Market Value, and the Fair Market Value of the Award Stock has increased or decreased from the date on which it is determined to the date of closing pursuant to this Section 9.8, then the repurchase shall be consummated at such higher or lower price.
     9.9 Restrictions on Repurchase. Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Award Stock by the Company shall be subject to applicable restrictions contained in the Delaware General Corporation Law and in the Company’s and its Subsidiaries’ debt and equity financing agreements. If any such restrictions prohibit the repurchase of Award Stock for cash and the Sponsors have not elected to acquire all Award Stock which the Company and the Sponsors have a right to repurchase pursuant to this Article IX, the Company shall have the right to deliver, as payment of the repurchase price, a subordinated note or notes payable in up to three equal annual installments beginning on the first anniversary of the closing of such repurchase and bearing interest (accruing quarterly) at a rate per annum equal to 7%. Any such notes issued by the Company shall be subject to any restrictive covenants which the Company is subject to at the time of repurchase. If any such restrictions prohibit the repurchase of Award Stock for such subordinated notes and the Sponsors have not elected to acquire all Award Stock which the Company and the Sponsors have a right to repurchase pursuant to this Article IX, the time periods provided in this Article IX shall be suspended for a period of up to twelve months, and the Company may make such repurchases as soon as it is permitted to do so under such restrictions but in no event later than twelve months after the initial time periods hereunder.
ARTICLE X
PUT RIGHTS
     10.1 Put Rights on Death or Disability. In order to provide a market for Award Stock, each Participant shall have the right (solely at their option) to require the Company to repurchase all (but not less than all) of such Participant’s shares of Award Stock (whether actually issued or issuable upon exercise of Rollover Options) in the event such Participant’s employment is terminated because of death or Disability. Such put right must be exercised no more than (a) 240 days in event of death, or (b) 150 days in the event of Disability, following such Participant’s Termination Date by giving written notice to the Company. The purchase price payable by the Company in connection with such put shall be Fair Market Value. The closing of the transactions contemplated by this Section 10.1 will take place no later than 60 days after delivery of notice of exercise of the put right by the Participant and otherwise in accordance with the provisions of Sections 9.8 and 9.9, to the extent applicable. Notwithstanding the foregoing put right, the Company and/or the Sponsors, as applicable, shall still have the repurchase rights set forth in Article IX with respect to any termination otherwise subject to this Section 10.1.
     10.2 Put Rights on Termination Without Cause. In order to provide Participants with protection against losses in respect of Award Stock in certain circumstances, each Participant shall have the right (solely at their option) to require the Company to repurchase all (but not less than all) of such Participant’s shares of Award Stock (whether actually issued or issuable upon exercise of Rollover Options) in the event such Participant’s employment is terminated without Cause within one (1) year of the Effective Date. Such put right shall be exercised by giving written notice to the Company. Such put right may not be exercised prior to the date that is six (6) months and one (1) day after the Effective Date and shall expire on the later of (a) the date that is 30 days following such Participant’s Termination Date or (b) the date that is six (6) months and ten (10) business days after the Effective Date. The purchase price payable by the Company in connection with such put shall be Original Value. The closing of the transactions contemplated by this Section 10.2 will take place no later than 60 days after delivery of notice of exercise of the put right by the Participant and otherwise in accordance with the provisions of Sections 9.8 and 9.9, to the extent applicable. Notwithstanding the foregoing put right, in the event the Participant has not exercised such put right by the deadlines specified above, then thereafter the Company and/or the Sponsors, as applicable, shall still have the repurchase rights set forth in Article IX with respect to any termination otherwise subject to this Section 10.2.
     10.3 Put Rights on Retirement. In order to provide a market for Award Stock, each Participant shall have the right (solely at their option) to require the Company to repurchase a portion (as determined below) of such Participant’s shares of Award Stock (whether actually issued or issuable upon exercise of Rollover Options) in the event such Participant’s employment is terminated because of resignation due to Retirement. Such put right must be exercised no more than 30 days following such Participant’s Termination Date by giving written notice to the Company. The purchase price per share payable by the Company in connection with such put shall be Fair Market Value. Each Participant shall have the right to require the Company to repurchase no more than those number of shares of Award Stock (whether actually issued or issuable upon exercise of Rollover Options) that would produce total pre-tax proceeds to such Participant equal to the aggregate Original Value of all Rollover Options and Restricted Stock held by such Participant. The closing of the transactions contemplated by this Section 10.3 will take place no later than 60 days after delivery of notice of exercise of the put right by the Participant (or, if later, delivery of a Repurchase Notice or Supplemental Repurchase Notice) and otherwise in accordance with the provisions of Sections 9.8 and 9.9, to the extent applicable. Notwithstanding the foregoing put right, the Company and/or the Sponsors, as applicable, shall still have the repurchase rights set forth in Article IX with respect to any termination otherwise subject to this Section 10.3.
     10.4 Option Puts. In the event a Participant exercises a put right with respect to any shares of Award Stock issuable upon exercise of any Rollover Options held by such Participant, then such Participant shall be required, in connection with the exercise of such put right, to exercise such Rollover Options and purchase from the Company (in accordance with the provisions of Section 6.3) all shares of Award Stock for which such Participant shall have exercised such put right. The closing of any such exercise shall take place concurrently with the closing of the put transactions set forth in this Article X.
     10.5 Termination of Puts. Notwithstanding any other provision in this Article X, each of the put rights contained in this Article X shall terminate on the first to occur of a Change in Control or an Initial Public Offering.
     10.6 Applicability of Puts. Except as otherwise expressly provided in an Award Agreement, none of the put rights set forth in this Article X shall apply to any Awards made on or after the date that is one hundred and twenty (120) days after the Effective Date.
ARTICLE XI
PUBLIC OFFERINGS
     11.1 Cooperation in an IPO. In the event that the Company approves an Initial Public Offering, the holders of Options, Rollover Options, or Award Stock will take all necessary or desirable actions in connection with the consummation of such offering. In the event that such Initial Public Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the Common Stock structure will adversely affect the marketability of the offering, each holder of Options, Rollover Options, or Award Stock will consent to and vote for a recapitalization, reorganization and/or exchange of the Common Stock into securities that the managing underwriters and the Board find acceptable and will take all necessary or desirable actions in connection with the consummation of the recapitalization, reorganization and/or exchange.
     11.2 Holdback. No Participant shall effect any public sale or distribution (including sales pursuant to Rule 144) of any Award Stock during the 7 days prior to and the 90 days (or

180 days in the event of an Initial Public Offering) after the effective date of any underwritten public offering of the Company’s Common Stock, except as part of such underwritten public offering or if otherwise permitted by the Company.
     11.3 Compliance with Laws. Each Option and Rollover Option shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Option or Rollover Option upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition to or in connection with the granting of such Option or Rollover Option or the issue or purchase of shares thereunder, no such Option or Rollover Option may be exercised or paid in Common Stock in whole or in part unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained and the holder of the Option or Rollover Option, as applicable, will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, the Board may at any time impose any limitations upon the exercise of an Option or Rollover Option which, in the Board’s discretion, are necessary or desirable in order to comply with Section 16(b) and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Options or Rollover Options may be exercised, the Board may, in its discretion and without the consent of the holders of any such Options or Rollover Options, so reduce such period on not less than 15 days’ written notice to the holders thereof.
     11.4 Purchaser Representative. If the Company or the holders of the Company’s securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated by the Securities Exchange Commission may be available with respect to such negotiation or transaction (including a merger, consolidation or other reorganization), as a condition to participation in such sale (whether or not obligated to so participate pursuant to the provisions of the Stockholders Agreement or otherwise), the holders of Award Stock will, at the request of the Company, appoint a purchaser representative (as such term is defined in Rule 501) reasonably acceptable to the Company. If any holder of Award Stock appoints a purchaser representative designated by the Company, the Company will pay the fees of such purchaser representative; but if any holder of Award Stock declines to appoint the purchaser representative designated by the Company, such holder will appoint another purchaser representative and such holder will be responsible for the fees of the purchaser representative so appointed.
ARTICLE XII
RESTRICTIVE COVENANTS
     The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of their employment with the Company and its Subsidiaries, Participants will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectible interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to grant or sell Options, Rollover Options, and/or Restricted Stock to a Participant, each Participant shall agree to be bound by the following restrictive covenants:
     12.1 Confidentiality. Each Participant acknowledges that the information, observations and data obtained by him or her while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any of its Subsidiaries (“Confidential Information”) are the property of the Company or such Subsidiary. Therefore, each Participant agrees that he or she shall not disclose to any unauthorized Person or use for his or her own purposes any Confidential Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of such Participant’s acts or omissions. Each Participant shall deliver to the Company or one of its Subsidiaries, at the termination of such Participant’s employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any of its Subsidiaries which he or she may then possess or have under his or her control.
     12.2 Assignment of Inventions. Each Participant acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports, formulas, recipes, customer lists, and all similar or related information (whether or not patentable) which relate to the Company’s or any of its Subsidiaries’ actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by such Participant while employed by the Company and its Subsidiaries (“Work Product”) belong to the Company or such Subsidiary. Each Participant shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the period of Participant’s employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).
     12.3 Non-Competition; Non-Solicitation. At any time during a Participant’s Non-Competition Period, such Participant shall not, for himself or herself or on behalf of any other Person, participate in, directly or indirectly, any Competing Business in any country in which the Company or any of its Subsidiaries or licensees operates or conducts business as of such time (or with respect to the period after such Participant’s Termination Date, as of such Termination Date); provided that, nothing in this sentence shall restrict a Participant from passive ownership of three (3) percent or less of the publicly traded securities of any Person. During a Participant’s employment with the Company and/or its Subsidiaries and for 1 year thereafter, a Participant shall not (i) induce or attempt to induce any employee of the Company or its Subsidiaries to leave the employ of the Company or its Subsidiaries, or in any way interfere with the relationship between the Company or its Subsidiaries and any employee thereof, (ii) hire directly or through another entity any person who was an employee (other than clerical or administrative support personnel) of the Company or its Subsidiaries at any time during the Non-Competition Period or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or its Subsidiaries to cease doing business with the Company or its Subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or its Subsidiaries (including, without limitation, making any negative statements or communications concerning the Company or its Subsidiaries); provided that, clauses (i) and (ii) above shall not apply with respect to any person solicited or employed after the date that is twelve (12) months after the date on which such person’s employment with the Company and its Subsidiaries is terminated.
     12.4 No Restriction on Earning a Living. By his or her acceptance and/or acquisition of an Award, each Participant thereby acknowledges that the provisions of this Article XII do not preclude such Participant from earning a livelihood, nor do they unreasonably impose limitations on Participant’s ability to earn a living. In addition, each Participant thereby acknowledges that the potential harm to the Company and/or its Subsidiaries of non-enforcement of this Article XII outweighs any harm to Participant of enforcement (by injunction or otherwise) of this Article XII against him. If any portion of the provisions of this Article XII is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities covered, or definition of information covered is considered to be unreasonable in scope, the invalid or unenforceable term shall be redefined, or a new enforceable term provided, such that the intent of the Company and Participant in agreeing to the provisions of this Article XII will not be impaired and the provision in question shall be enforceable to the fullest extent of applicable law.
ARTICLE XIII
OTHER PROVISIONS
     13.1 Indemnification. No member of the Board, nor any person to whom ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder, and each member of the Board shall be fully indemnified and protected by the Company with respect to any liability he or she may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such member and the Company.
     13.2 Termination and Amendment. The Board at any time may suspend or terminate this Plan and make such additions or amendments as it deems advisable under this Plan; provided that, the Board may not change any of the terms of an Award Agreement in a manner adverse to a Participant without the prior written approval of such Participant. In the event any Participant so requests in writing, the Company shall amend the terms of such Participant’s Rollover Options so that they will expire on the same terms as the options which were cancelled or foregone by such Participant in exchange for such Rollover Options.
     13.3 Taxes.
          (a) The Company shall have the right to require Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy his or her minimum Federal, state, local, and foreign withholding tax requirements, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all Federal, state, local, and foreign withholding tax requirements.
          (b) Except as otherwise expressly provided in an Award Agreement, the Board may, in its discretion permit a Participant to satisfy his or her tax withholding obligation either by (i) surrendering Award Stock owned by the Participant or (ii) having the Company withhold from Award Stock otherwise deliverable to such Participant. Award Stock surrendered or withheld shall be valued at Fair Market Value as of the date on which income is required to be recognized for income tax purposes.
     13.4 Withholding. In a situation where, if a Participant were to receive Award Stock (by virtue of the exercise of any Options, Rollover Options or the issue to such Participant of any Restricted Stock), the Company or any of its Affiliates (or a former Affiliate) would be obliged to (or would suffer a disadvantage if it were not to) account for any tax or social security contributions in any jurisdiction for which that person would be liable by virtue of the receipt of Award Stock or which would be recoverable from that person (together, the “Tax Liability”), the Options and Rollover Options may not be exercised and the Restricted Stock may not be issued unless that person has either (i) made a payment to the Company or any of its Affiliates (or a former Affiliate) of an amount at least equal to the Company’s estimate of the Tax Liability, or (ii) entered into arrangements acceptable to the Company or any of its Affiliates (or a former Affiliate) to secure that such a payment is made (whether by authorizing the sale of some or all of the Award Stock on his behalf and the payment to the Company or any of its Affiliates (or a former Affiliate) of the relevant amount out of the proceeds of sale or otherwise).
     13.5 Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Options, Rollover Options or Restricted Stock were granted) about the Participant and his participation in the Plan.
     13.6 Notices. Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (ii) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (iii) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), or (iv) upon actual receipt by the person to whom such notice is required to be given. All notices shall be addressed (a) to a Participant at such Participant’s address as set forth in the books and records of the Company and its Subsidiaries, or (b) to the Company or the Board at the principal office of the Company clearly marked “Attention: Board of Directors”.

     13.7 Severability. Whenever possible, each provision of this Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Plan is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Plan shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
     13.8 Prior Agreements. No provision of any employment, severance, incentive award, or other similar agreement entered into by a Participant, on the one hand, and any Subsidiary of the Company, on the other hand, prior to the Effective Date shall modify or have any effect in any manner on any provision of this Plan or any term or condition of any Award Agreement to which such Participant is a party. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to options, stock, equity-based awards, or the like shall not apply to or have any effect on any Awards under the Plan.
     13.9 Governing Law and Forum; Waiver of Jury Trial. The Plan shall be construed and interpreted in accordance with the laws of the State of Delaware. Each Participant who accepts an Award thereby agrees that any suit, action or proceeding brought by or against such Participant in connection with this Plan shall be brought solely in the courts of the State of Delaware or the United States District Court for the District of Delaware, each Participant consents to the jurisdiction and venue of each such court, and each Participant agrees to accept service of process by the Company or any of its agents in connection with any such proceeding. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST SUCH PARTICIPANT IN RESPECT OF HIS OR HER RIGHTS OR OBLIGATIONS HEREUNDER.
     13.10 Section 409A Compliance. It is the intention of the Company and the Board that the Plan not be subject to the provisions of Section 409A of the Code, as in effect as of the Effective Date or subsequently modified thereafter, or to the extent subject to such provisions then to comply in all material respects with such provisions. In the event that Section 409A would impose a detriment on the Participants, taken as a whole, with respect to Awards under the Plan, then the Board shall consider in good faith modifications or amendments to the Plan intended to eliminate or ameliorate such detriment; provided that, in no event shall the Board be required to modify or amend the Plan in a manner adverse to the Company or the Sponsors. In no event shall the Company, the Board, or any of their respective Affiliates be liable to any Participant or any other Person for any such detriment, or any other cost, expense, tax, or liability imposed on a Participant or any other Person as a result of such Participant’s acceptance of any Award or participation in the transactions contemplated by the Plan.
     13.11 Amendment and Restatement. This Plan supersedes, in its entirety, all of the terms and conditions of the Original Plan, and all Awards made pursuant to the terms of the Original Plan shall be governed by the terms of this Plan.
* * * * *

Exhibit A
The attached Management Stock Holders Addendum is hereby incorporated in and made a part of the Amended and Restated Toys “R” Us Holdings, Inc. 2005 Management Equity Plan.